Exhibit 23.2

ZIV HAFT Certified Public Accountants (Isr.)	Head Office: Amot Bituach House Building B 46-48 Menachem Begin Road, Tel-Aviv 66184 Tel: +972 3 638 6868, Fax: +972 3 639 4320 E-mail: zivhaft@bdo.co.il www.bdo.co.il

June 19, 2008

Consent of Independent Registered Public Accounting Firm

ISRAEL GROWTH PARTNERS ACQUISITION CORP.
Yahalom Tower
3a Jabotinsky St., Ramat Gan 52520
Israel

We hereby consent to the use in the Proxy statements / Prospectus of our report dated October 3, 2007, relating to the financial statements of ISRAEL GROWTH PARTNERS ACQUISITION CORP., which included in that Proxy statement / Prospectus.

Our report contains an explanatory paragraph regarding ISRAEL GROWTH PARTNERS ACQUISITION CORP’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Ziv Haft

Certified Public Accountants
BDO member firm

Haifa Tel: 04-8680600, Fax: 04-8620866 Jerusalem Tel: 02-6546200, Fax: 02-6526633	Kiryat Shmona Tel: 04-6951389, Fax: 04-6950004 Beer Sheva Tel: 08-6654432, Fax: 08-6270008